Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File Number 333-12346), the Registration Statement on Form S-8 (File Number 333-11894) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F) and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan—US Employees (F), the Registration Statement on Form S-8 (File Number 333-13268) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended, and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan—US Employees (F), and the Registration Statement on Form S-8 (File Number 333-13378) pertaining to the AudioCodes Ltd. 2001 Employee Stock Purchase Plan—Global Non-U.S. and the AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan, of our report dated January 28, 2003 with respect to the Consolidated Financial Statements of AudioCodes Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2002 filed with Securities and Exchange Commission.

/s/ KOST FORER & GABBAY

KOST FORER & GABBAY

A Member of Ernst & Young Global

Tel - Aviv, Israel

March 31, 2003